Exhibit 5.1

Connor & Connor Pllc

Attorneys at Law

2580 Anthem Village Drive, Henderson, NV 89052

July 13, 2021

Reference No. 100.167

Via Email and U.S. Mail

CLS Holdings USA, Inc.

11767 South Dixie Highway, Suite 115

Miami, Florida 33156

c/o Kathleen Deutsch

kathleen.deutsch@nelsonmullins.com

Re:         CLS Holdings USA, Inc. Registration Statement on Form S-1 (File No. 333-256989)

Ladies and Gentlemen:

I am a Managing Partner of Connor & Connor PLLC, a law firm located in Henderson, Nevada. My firm has been retained by CLS Holdings USA, Inc., a Nevada corporation (the “Company”), in connection with its Registration Statement on Form S-1, as filed on June 10, 2021, as amended (the “Registration Statement”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “the Act”).  The Registration Statement relates to the registration by the Company for resale by the selling stockholders listed in the prospectus included as part of the Registration Statement (the “Selling Stockholders”) of up to 31,148,358 shares of the Company’s common stock, par value $0.0001 per share (the “Offered Shares”).

We have examined originals or copies, certified or otherwise identified to our satisfaction of the following documents (together, the “Documents”): (i) the Registration Statement; (ii) the Company’s Amended and Restated Articles of Incorporation, as amended; (iii) the Company’s Amended and Restated Bylaws; and (iv) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the debentures which may be converted into the Offered Shares.  We have also examined such corporate documents and records of the Company and other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

In such examinations, we have made assumptions customary in opinions of this kind, including assuming the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures, and the legal competence or capacity of persons or entities to execute and deliver such documents.  As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company, their legal counsel, accountants, and others, and have made no independent investigation, but have assumed that any representation, warranty or statement of fact or law, other than as to the general corporation laws of Nevada, made in any of the Documents is true, accurate and complete.

Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that when the Offered Shares have been issued, delivered and paid for in accordance with and in the manner described in the Registration Statement, the Offered Shares will be duly authorized, validly issued, fully paid and nonassessable.

We qualify our opinion to the extent that we express no opinion as to any law other than Nevada general corporation law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Nevada.  This opinion is based on Nevada general corporation law, including the applicable statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws and speaks only as of the date hereof. This opinion is rendered pursuant to the Act and may not be used or relied on for any other purpose. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in law which may hereafter occur.

Sincerely,

CONNOR & CONNOR PLLC

 /s/ Derek Connor

Derek J. Connor, Managing Partner

CONSENT

I HEREBY CONSENT to the use of my opinion in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission and to each reference to us under the headings “Legal Matters” in the Registration Statement as counsel for the registrant, CLS Holdings USA, Inc.

Sincerely,

CONNOR & CONNOR PLLC

 /s/ Derek Connor

Derek J. Connor, Managing Partner